EXHIBIT 23








To the Board of Directors
SysComm International Corporation and Subsidiary
Hauppauge, New York




     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in this Form 10-K.




ALBRECHT, VIGGIANO, ZURECK & COMPANY, P.C.




Hauppauge, New York
December 15, 1997